Exhibit 16.1

Parker Randall CF (H.K.) CPA Limited
Suite 201, Two Grand Tower, 625 Nathan Road
Kowloon, Hong Kong

July 1, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K of Bohai Pharmaceuticals Group, Inc. which was filed with the Securities and Exchange Commission on June 30, 2011 and are in agreement with the statements contained therein concerning our firm.

/s/ Parker Randall CF (H.K.) CPA Limited
Parker Randall CF (H.K.) CPA Limited